Press Release

SEI New ways. New answers.®

Company Contact:
Netanel Spero
SEI
+1 610-676-4556
nspero@seic.com
Pages: 2

Media Contact:
Kristina Pereira Tully
Vested
+1 650-464-0080
kristina@fullyvested.com

FOR IMMEDIATE RELEASE

SEI Acquires Novus Partners to Broaden Capabilities for Large Institutional Investors

Portfolio Intelligence and Analytics Solution Enhances Offering to Investment Teams

OAKS, Pa., Nov. 12, 2021 – SEI (NASDAQ:SEIC) today announced the acquisition of Novus Partners (Novus), a global portfolio intelligence platform company, designed to expand SEI's capabilities for both the institutional investor and investment management markets.

"The financial services landscape is ever-evolving. Our markets continue to face an unprecedented pace of change, and we continuously seek opportunities to stay ahead of and manage this change," said Alfred P. West, Jr., SEI Chairman and CEO. "By making strategic investments in our solutions and workforce, we drive growth and help our clients make confident decisions for their futures."

Novus' platform streamlines data management, performance measurement, reporting, attribution and look-through analysis in a single digital tool. The addition of these data management and analytics capabilities to SEI's Enhanced CIO Platform helps meet the needs of the markets SEI serves. With Novus' analytics tool for exposure, attribution and risk, SEI can provide large institutional investors and asset owners with a complete front-to-back-office solution across all asset classes.

SEI provides services across the continuum of institutional investors, ranging from those with internal investment operations to those that outsource investment implementation. SEI's Enhanced CIO Platform supports investment teams and following the acquisition of Novus, SEI intends to enhance its current offering by integrating Novus' global portfolio intelligence tool, now branded as SEI Novus, with SEI's comprehensive investment intelligence and processing capabilities. SEI Novus will continue to provide asset managers with advanced portfolio intelligence, analytics and reporting technology in an effort to improve their overall investment programs and to allow them to share data and intelligence with large institutional investors and asset owners.

“We identified a significant need among larger institutional investors for an end-to-end solution that provides enriched data and analytics. We believe the combination of SEI Novus’ front-end analytics capabilities with our extensive middle- and back-office investment processing capabilities and knowledge of institutional markets ultimately delivers that solution,” said Paul Klauder, Head of SEI’s Institutional Group. “We welcome the Novus team to the SEI family and look forward to their contribution to our client offering and our company’s growth.” Founded in 2007, Novus pioneered the development of portfolio intelligence capabilities and works with more than 140 clients who manage over $4 trillion in assets. Key components of the acquisition for SEI included Novus’ broad geographic presence and the expertise of its talented workforce around portfolio analytics and the delivery of cloud-native applications. Following the acquisition, operations will continue in all four of Novus’s current global locations (New York, London, Austin and Zurich), and 49 of Novus’ full-time employees will join SEI. “There is no better fit than SEI for Novus to accelerate its path. Like Novus, SEI has fintech roots and relationships with both asset owners and asset managers,” said Andrea Gentilini, Chief Executive Officer at Novus. “Because SEI provides many of the crucial data that our clients rely on to consume analytics within Novus, we believe institutional investors will finally get the one-stop platform they’ve been craving. All of us at Novus are very excited for our clients and about what’s to come.” Globally, SEI currently works with over 440 institutional investors and more than 500 asset managers including 49 of the top 100 asset managers worldwide*. Novus currently works with 43 institutional investors and 102 asset managers. Novus processes private portfolio information on more than 15,000 public and private funds. Learn more about SEI Novus and SEI’s Enhanced CIO Solutions. *Based on Pensions & Investments’ “Largest Money Managers” 2020 ranking. About SEI’s Institutional Group SEI’s Institutional Group provides institutional investors with outsourced investment management services and custom platforms to support insourced investment staffs. SEI is one of the first and largest global providers of outsourced or OCIO investment management services to the institutional marketplace and recently launched its Enhanced CIO services globally to institutional investors that desire to have internal resources. The company delivers these integrated solutions to approximately 450 clients in 9 countries, as of Sept. 30, 2021. Our solutions are designed to help clients meet financial objectives, reduce business risk and fulfill their due diligence requirements through implemented strategies for the management of defined benefit plans, defined contribution plans, endowments, foundations and board-designated funds. For more information visit: seic.com/institutional-investors. About SEI After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions designed to help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of Sept. 30, 2021, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers approximately $1.3 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including approximately $392 billion in assets under management and $866 billion in client assets under administration. For more information, visit seic.com. About Novus Partners

Novus is a portfolio intelligence company that solves the unique data and analytics challenges facing capital allocators and fund managers across all investment types—liquid and illiquid. The Novus Platform offers sophisticated portfolio management, aggregation, and analytics, which in turn facilitates efficient communication between stakeholders. With simple data workflows and newfound data-driven insights, clients can make more confident investment decisions. Fourteen years ago, Novus invented the art of portfolio intelligence and now supports clients with a total AUM over $4 trillion, from four offices around the world. The opinions and views in this document are of SEI only and are subject to change. They should not be construed as investment advice or a recommendation. While the information contained in this document has been provided by SEI in good faith, no warranty is given as to its accuracy or completeness. This release contains forward-looking statements within the meaning or the rules and regulations of the Securities and Exchange Commission. In some cases you can identify forward-looking statements by terminology, such as ‘'may,’' '‘will,’' ‘'expect,’' ‘'believe’,' ‘'continue’' or ‘‘intend.’’ SEI’s forward-looking statements include its current expectations as to:  the timing of and SEI’s ability to integrate acquisition targets and the benefits it will receive from any of its acquisitions,  whether SEI will provide large institutional investors and asset owners with a complete front-to-back-office solution across all asset classes,  the degree to which the geographic footprint of the acquired entity’s offices will continue,  whether the combination of services and technologies will meet or achieve the perceived client needs, and  the degree to which acquired assets will support, enhance or develop any of SEI’s existing technologies, applications or services. You should not place undue reliance on SEI’s forward-looking statements, as they are based on the current beliefs and expectations of its management and subject to significant risks and uncertainties, many of which are beyond SEI’s control or are subject to change. Although SEI’s management believes the assumptions upon which it based its forward-looking statements are reasonable, they could be inaccurate. Some of the risks and important factors that could cause actual results to differ from those described in SEI’s forward-looking statements can be found in the “Risk Factors” section of SEI’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, filed with the Securities and Exchange Commission. There may be additional risks that SEI does not presently know or that it currently believe are immaterial which could also cause actual results to differ from those contained in its forward-looking statements. SEI does not undertake to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements. ###